UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2005

THESTREET.COM, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-25779	06-1515824
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14 Wall Street, 15th Floor, New York, New York	10005
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 321-5000

N/A (Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7—Regulation FD

Item 7.01.	Regulation FD Disclosure.

On June 22, 2005, Thomas J. Clarke, Jr., Chairman and CEO of TheStreet.com, Inc. (the “Company”) disclosed the following information in response to questions from the audience during the Company's Annual Meeting of Stockholders:

In response to a question regarding James J. Cramer’s employment contract, Mr. Clarke stated that the Company was currently in negotiations with Mr. Cramer for a multi-year agreement and that Mr. Clarke expected it would be signed before the current agreement expires on July 31, 2005.

The information in this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subjected to the liabilities of that Section, and will not be incorporated by reference into any registration statement or other document filed by the Company under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Statements contained in this report not related to historical facts may be deemed forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties (described in the Company's SEC filings), which could cause actual results to differ materially.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THESTREET.COM, INC. (Registrant)

Date: June 23, 2005	By:	/s/ Thomas J. Clarke, Jr.
Thomas J. Clarke, Jr.
Chief Executive Officer